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              [LETTERHEAD OF SKADDEN ARPS SLATE MEAGHER & FLOM LLP]




                                                     April 11, 2000



IASIS Healthcare Corporation
113 Seaboard Lane, Suite A-200
Franklin, Tennessee 37067

         Re: Offer for All Outstanding 13% Senior Subordinated Notes Due 2009 of IASIS Healthcare Corporation in Exchange for 13% Senior Subordinated Exchange Notes Due 2009 of IASIS Healthcare Corporation - Registration Statement on Form S-4 (File No. 333-94521)

Ladies and Gentlemen:

                  We have acted as special counsel to IASIS Healthcare Corporation, a Delaware corporation (the "Company"), and the Guarantors (as defined below) organized and existing under the laws of the State of Delaware in connection with the public offering of up to $230,000,000 aggregate principal amount of 13% Senior Subordinated Exchange Notes Due 2009 (the "New Notes") of the Company which are to be unconditionally guaranteed on an unsecured senior subordinated basis (the "Guarantees") by each of the Company's wholly owned subsidiaries, as set forth on Schedule I attached hereto (the subsidiary guarantors set forth on Schedule I attached hereto being collectively referred to herein as the "Guarantors"). The New Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount and denomination of the Company's issued and outstanding 13% Senior Subordinated Notes due 2009 (the "Old Notes"), as contemplated by the Registration Rights Agreement dated as of October 15, 1999 (the "Registration Rights Agreement"), by and among the Company, the Guarantors and J.P. Morgan Securities Inc. The Old Notes were issued, and the New Notes will be issued, under an Indenture, dated as of October 15, 1999, by and among the Company, the Guarantors and The Bank of New York, as Trustee (the "Trustee"), and supplemented by a Supplemental Indenture, dated as of October 25, 1999, and a Supplemental Inden-
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IASIS Healthcare Corporation
April 11, 2000
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ture, dated as of November 4, 1999 (such Indenture, as supplemented to date, being hereinafter referred to as the "Indenture").

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 (File No. 333-94521) of the Company relating to the Ex change Offer, as filed with the Securities and Exchange Commission (the "Commission") on January 12, 2000, Amendment No. 1 thereto, as filed with the Commission on March 14, 2000, Amendment No. 2 thereto, as filed with the Commission on April 5, 2000, and Amendment No. 3 thereto, as filed with the Commission on April 11, 2000 (such Registration Statement, as amended to date, being hereinafter referred to as the "Registration Statement"); (ii) an executed copy of the Registration Rights Agreement; (iii) an executed copy of the Indenture; (iv) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect; (v) the Amended and Restated ByLaws of the Company, as currently in effect; (vi) the certificate of incorporation and by-laws of each Guarantor that is a corporation organized and existing under the laws of the State of Delaware (collectively, the "Delaware Corporate Guarantors"), each as currently in effect; (vii) the certificate of limited partnership and the limited partnership agreement or comparable organizational document of each Guarantor that is a limited partnership organized and existing under the laws of the State of Delaware (collectively, the "Delaware Limited Partnership Guarantors" and together with the Delaware Corporate Guarantors, the "Delaware Guarantors"), each as currently in effect; (viii) certain resolutions adopted by the Board of Directors of the Company, relating to, among other things, the Exchange Offer, the issuance of the Old Notes and the New Notes, the Indenture and related matters; (ix) certain resolutions adopted by the Board of Directors of IASIS Healthcare Holdings, Inc., a wholly owned subsidiary of the Company and one of the Delaware Corporate Guarantors, as general partner of each of the Delaware Limited Partnership Guarantors, relating to, among other things, the Exchange Offer, the issuance of the Guarantees, the Indenture and related matters; (x) certain resolutions adopted by the Board of Directors of each of the Delaware Corporate Guarantors relating to, among other things, the
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IASIS Healthcare Corporation
April 11, 2000
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Exchange Offer, the issuance of the Guarantees, the Indenture and related matters; (xi) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; (xii) the form of the New Notes; and (xiii) executed copies of the Guarantees. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, the Guarantors and others, and such other documents, certificates and re cords as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, facsimile, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed, we have assumed that the parties thereto other than the Company and the Guarantors had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect of such documents on such parties. In addition, we have assumed with respect to the Guarantors listed on Schedule I, that (i) Biltmore Surgery Center, Inc. ("Biltmore") has been duly organized and is validly existing and in good standing under the laws of the State of Arizona and that it has complied in all respects with the laws of the State of Arizona governing its execution, delivery and performance of the Guarantee to which it is a party and the Indenture and (ii) IASIS Healthcare MSO Sub of Salt Lake City, LLC ("MSO Sub") has been duly organized and is validly existing and in good standing under the laws of the State of Utah and that it has complied in all respects with the laws of the State of Utah governing its execution, delivery and performance of the Guarantee to which it is a party and the Indenture.

                  As to any facts material to the opinion expressed herein which have not been independently established or verified, we have relied upon the oral or written statements and representations of officers and other representatives of the Company, the Guarantors and others.

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IASIS Healthcare Corporation
April 11, 2000
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                  Our opinions set forth herein are limited to, the Delaware
Revised Uniform Limited Partnership Act, the Delaware General Corporation Law and those laws of the States of New York and Delaware which are normally applicable to transactions of the type contemplated by the Exchange Offer and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined law on the opinions herein stated.

                  Members of this firm are admitted to the Bar in the States of New York and Delaware, and we do not express any opinion as to the laws of any other jurisdiction.

                  Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

         1. When (a) the Registration Statement becomes effective and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and (b) the New Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Old Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Registration Rights Agreement and the Indenture, the New Notes will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforce able against the Company in accordance with their terms, except that (i) the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and



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IASIS Healthcare Corporation
April 11, 2000
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                  (ii) the waiver included in Section 4.06 of the Indenture may be unenforceable; and

         2. When (a) the Registration Statement becomes effective under the Securities Act and the Indenture has been qualified under the Trust Indenture Act, and (b) the New Notes have been duly executed and authenticated in accordance with the terms of the Indenture and have been issued and delivered upon consummation of the Exchange Offer against receipt of Old Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Registration Rights Agreement and the Indenture, and each of the Guarantees has been attached thereto in accordance with the Exchange Offer, each Guarantee will constitute the valid and binding obligation of the Guarantor(s) a party thereto, enforceable against each such Guarantor in accordance with its terms, except that (i) the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (ii) the waiver included in Section 4.06 of the Indenture may be unenforceable.

                  We express no opinion as to whether the execution and delivery by the Company of the Indenture and the New Notes and the execution and the delivery by each Guarantor of the Indenture and the Guarantee to which it is a party, and the performance by the Company and each of the Guarantors of their respective obligations thereunder violate, conflict with or constitute a default under or will violate, conflict with or constitute a default under any agreement or instrument to which the Company or any Guarantor or its properties is subject.

                  In rendering our opinion set forth in paragraph 2 above with respect to the enforceability of the Guarantees of Biltmore and MSO Sub against each of Biltmore and MSO Sub, we have assumed that the execution and delivery by each of



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IASIS Healthcare Corporation
April 11, 2000
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Biltmore and MSO Sub of the Indenture and the Guarantee to which each is a party and the performance by each of Biltmore and MSO Sub of its obligations thereunder do not and will not (i) violate the laws of the State of Arizona or the State of Utah, respectively, or (ii) violate, conflict with or constitute a breach or default under the Articles of Incorporation or the Bylaws of Biltmore or the Articles of Organization or the Operating Agreement of MSO Sub.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to this firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.



                                Very truly yours,

                                /s/ Skadden, Arps, Slate, Meagher & Flom LLP

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                                                                      Schedule I

                               List of Guarantors

Baptist Joint Venture Holdings, Inc., a Delaware corporation
Beaumont Hospital Holdings, Inc., a Delaware corporation
Biltmore Surgery Center Holdings, Inc., a Delaware corporation
CliniCare of Utah, Inc., a Delaware corporation
Davis Hospital & Medical Center, Inc., a Delaware corporation
Davis Surgical Center Holdings, Inc., a Delaware corporation
First Choice Physicians Network Holdings, Inc., a Delaware corporation
Health Choice Arizona, Inc., a Delaware corporation
IASIS Healthcare Holdings, Inc., a Delaware corporation
IASIS Management Company, a Delaware corporation
Jordan Valley Hospital, Inc., a Delaware corporation
Metro Ambulatory Surgery Center, Inc., a Delaware corporation
Pioneer Valley Health Plan, Inc., a Delaware corporation
Pioneer Valley Hospital, Inc., a Delaware corporation
Rocky Mountain Medical Center, Inc., a Delaware corporation
Salt Lake Regional Medical Center, Inc., a Delaware corporation
Sandy City Holdings, Inc., a Delaware corporation
Southridge Plaza Holdings, Inc., a Delaware corporation
SSJ St. Petersburg Holdings, Inc., a Delaware corporation
Memorial Hospital of Tampa, LP, a Delaware limited partnership
Mesa General Hospital, LP, a Delaware limited partnership
Odessa Regional Hospital, LP, a Delaware limited partnership
Palms of Pasadena Hospital, LP, a Delaware limited partnership
Southwest General Hospital, LP, a Delaware limited partnership
St. Luke's Medical Center, LP, a Delaware limited partnership
St. Luke's Behavioral Hospital, LP, a Delaware limited partnership
Tempe St. Luke's Hospital, LP, a Delaware limited partnership
Town & Country Hospital, LP, a Delaware limited partnership
Biltmore Surgery Center, Inc., an Arizona corporation
IASIS Healthcare MSO Sub of Salt Lake City, LLC, a Utah limited liability com-pany